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                                                                   Exhibit 10(y)


                                FIRST AMENDMENT
                                       TO
                             SEVERANCE PAY PLAN FOR
                     KEY EMPLOYEES OF CLEVELAND-CLIFFS INC

        WHEREAS, Cleveland-Cliffs Inc ("Cleveland-Cliffs") established the Severance Pay Plan for Key Employees of Cleveland-Cliffs Inc (the "Plan") to provide severance benefits for certain Key Employees effective February 1, 1992; and

        WHEREAS, Cleveland-Cliffs desires to amend the Plan;

        NOW, THEREFORE, effective October 1, 1994, Cleveland-Cliffs hereby amends the Plan to provide as follows:

        1.   Section 2 of the Plan is  amended to provide as follows:

             "2.   EFFECTIVE AND TERMINATIONS DATES.  This Plan shall be
                  effective as of February 1, 1992 (the "Effective Date"). The Plan will automatically terminate on January 1, 1995 (the "Termination Date"), if there has been no Change of Control of Cleveland-Cliffs prior to such date; provided, however, that Cleveland-Cliffs, by action of its Board of Directors, may extend such Termination Date."

        2. The "Termination Date" set forth in Section 2 of the Plan is hereby extended from January 1, 1995 to January 1, 1998.

        3. Clause (1) of Section 3i of the Plan is amended to provide as follows:

                 (1) "Elected officers of Cleveland-Cliffs and Mine General Managers employed by subsidiaries of Cleveland-Cliffs."



                              *        *        *





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        IN WITNESS WHEREOF, Cleveland-Cliffs Inc has executed this First
Amendment at Cleveland, Ohio, this 18th day of November, 1994.


                                CLEVELAND-CLIFFS INC



                                By /s/ R. F. Novak
                                   ----------------------------------------
                                   Title: Vice President-Human Resources